Exhibit 6.6

IMMERSED INC.

2025 Equity Incentive Plan

1.              Purpose. The purpose of this Immersed Inc. 2025 Equity Incentive Plan is to assist Immersed Inc., a Delaware corporation (together with any successor thereto, the “Company”), and its Affiliates (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other Persons who provide services to the Company or any of its Affiliates by enabling such Persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such Persons and the Company’s stockholders, and providing such Persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

2.              Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a)            “Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of (i) any stockholder of the Company or (ii) any Person that would qualify as an Affiliate of the Company and its Subsidiaries solely by virtue of such Person’s affiliation with any stockholder of the Company. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

(b)            “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.

(c)            “Award Agreement” means any written agreement, contract or other instrument or document, which may be electronic, evidencing any Award granted by the Committee hereunder.

(d)            “Beneficiary” means the individual, individuals, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are Transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.

(e)            “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(f)             “Board” means the Company’s Board of Directors.

(g)            “Bylaws” means the Bylaws of the Company, as the same may be amended, supplemented, restated and/or replaced from time to time.

(a)            “Cause” shall, with respect to a Participant, have the meaning set forth in the Participant’s Award Agreement, or if there is no definition of cause in the Participant’s Award Agreement, shall have the meaning set forth in the Participant’s written employment agreement, offer letter or consulting agreement with the Company or any of its Affiliates, and in the absence of a definition of cause in the Participant’s Award Agreement and the absence of a written employment agreement, offer letter or consulting agreement (or a definition of cause in such agreement), shall mean: (i) the commission of (A) a felony or a crime involving moral turpitude or (B) any other act or omission (1) involving dishonesty, disloyalty or fraud with respect to the Company or any of its Affiliates or any of their respective customers, clients, suppliers, vendors, franchisors, licensors, licensees, employees, advisors or other business relations or (2) which has had or the Committee reasonably believes could have a material negative effect upon the Company or any of its Affiliates, (ii) substantial and repeated failure to perform Participant’s duties of employment or other engagement, (iii) substantial and repeated failure to perform Participant’s duties as reasonably directed by the board of directors or board of directors of the entity that employs or engages Participant, (iv) gross negligence, willful misconduct or breach of fiduciary duty with respect to the Company or any of its Affiliates or any of their respective customers, clients, suppliers, vendors, franchisors, licensors, licensees, employees, advisors or other business relations, (v) reporting to work under the influence of alcohol or illegal drugs, (vi) any conduct causing or reasonably expected to cause the Company or any of its Affiliates public disgrace or disrepute or economic harm, (vii) any act or omission aiding or abetting a competitor, supplier, vendor, client or customer of the Company or any of its Affiliates to the disadvantage or detriment of the Company or any of its Affiliates, (viii) any breach by Participant of an Award Agreement or any other agreement between Participant and the Company or any of its Affiliates, including the breach of any restrictive covenant contained in any agreement between Participant, on the one hand, and the Company or any of its Affiliates, on the other hand, and/or (ix) a material failure to observe any policies or standards of the Company or any of its Affiliates in effect from time to time (including nondiscrimination and sexual harassment policies). Notwithstanding the foregoing, in the case of an Award which is intended to comply with section 25102(o) of the California Corporations Code, such event must also constitute “cause” under applicable law. The good faith determination by the Committee of whether there was “Cause” for termination shall be final and binding for all purposes hereunder.

(b)            “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended, supplemented, restated and/or replaced from time to time.

(c)            “Change in Control” shall, with respect to an Award, have the definition ascribed to such term in the Award Agreement for such Award or in the absence of such a definition shall mean a “Deemed Liquidation Event” as such term is defined in the Company's certificate of incorporation (as in effect from time to time), or if such term is not defined in the Company’s certificate of incorporation, then it shall mean, unless otherwise defined in an Award agreement, the occurrence of any one or more of the following: (i) the sale of all of the outstanding equity interests of the Company to an unrelated person or entity; (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; (iii) a merger, reorganization or consolidation after which the holders of the voting stock of the Company immediately prior to such transaction (and their related persons or entities) own less than fifty percent (50%) of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction; or (iv) the dissolution or liquidation of the Company; provided, however, no transaction that is undertaken for purposes of raising capital for the Company, as determined by the Committee in good faith, shall constitute a Change in Control.

(d)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(e)            “Committee” means a committee of the Board designated and empowered by the Board to administer the Plan; provided, however, that if the Board fails to designate and empower such a committee or if there are no longer any members on the committee so designated and empowered by the Board, or for any other reason (or no reason) determined by the Board (which determination may be evidenced by the taking of any action to administer the Plan by the Board), then the Board shall serve as the Committee. In the event that the Company becomes a Publicly Held Corporation, then the Committee shall consist of at least two (2) directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan and (ii) Independent, provided that the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(f)            “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any of its Affiliates to render consulting or advisory services to the Company or such Affiliate, so long as (i) such Person renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) such Person does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) the identity of such Person would not preclude the Company from offering or selling securities to such Person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act of 1933 or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act of 1933.

(g)           “Continuous Service” means the uninterrupted provision of services to the Company or any of its Affiliates in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any of its Affiliates, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status from one type of Eligible Person to another type of Eligible Person (for example, from Employee to Consultant) as long as the Person remains in the continuous service of the Company or an Affiliate in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). In the event that a Participant is employed or engaged by an entity that at the time of grant of such Participant’s Award qualified as an “Affiliate” of the Company for purposes of the Plan but such entity thereafter ceases to qualify as an “Affiliate” of the Company for purposes of the Plan, such Participant’s Continuous Service shall, unless otherwise determined by the Committee, automatically cease as of the date on which such entity ceases to qualify as an “Affiliate” of the Company for purposes of the Plan notwithstanding that such Participant may continue to be employed or engaged by such entity.

(h)           “Director” means a member of the Board or the board of directors of any of its Affiliates.

(i)             “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(j)             “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to regular dividends paid with respect to a specified number of Shares, or other periodic payments made by the Company to a holder of Shares.

(k)            “Effective Date” means the effective date of the Plan, which shall be December 29, 2025.

(l)             “Eligible Person” means each officer, Director, Employee, Consultant and other Person who provides services to the Company or any of its Affiliates. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in the Plan.

(m)            “Employee” means any individual, including an officer or Director, who is an employee of the Company or any of its Affiliates, or is a prospective employee of the Company or any of its Affiliates (provided that vesting is conditioned upon such individual becoming an employee of the Company or any of its Affiliates). The payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company.

(n)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o)            “Fair Market Value” means the fair market value of Shares, Awards or other property on the date as of which the value is being determined, as determined by the Committee, or under procedures established by the Committee, subject to the following:

(i)            If, on such date, the Shares are listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be the closing price of a Share (or the mean of the closing bid and asked prices of a Share if the Share is so quoted instead) as quoted on the Nasdaq Stock Market or such other national or regional securities exchange or market system constituting the primary market for the Shares, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Shares have traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Shares were so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)            If, on such date, the Shares are not listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(p)            “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(q)            “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the applicable rules of any applicable Listing Market.

(r)            “Listing Market” means the national securities exchange on which any securities of the Company are listed for trading, if applicable.

(s)            “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(t)            “Optionee” means a Person to whom an Option is granted under the Plan or any Person who succeeds to the rights of such Person under the Plan.

(u)            “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(v)            “Participant” means a Person who has been granted an Award under the Plan which remains outstanding, including a Person who is no longer an Eligible Person.

(w)            “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(x)            “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(y)            “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(z)            “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(aa)          “Person” means, except as otherwise expressly set forth herein, an individual, a partnership (general or limited), a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof. Notwithstanding the foregoing, for purposes of the definition of “Change in Control”, “Person” shall have, in lieu of the meaning ascribed to such term the preceding sentence, the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(bb)         “Plan” shall mean this Immersed Inc. 2025 Equity Incentive Plan and Appendix A, attached hereto, each as amended and/or restated from time to time.

(cc)          “Publicly Held Corporation” shall mean an issuer as defined in Section 3 of the Exchange Act, the securities of which are required to be registered under Section 12 of the Exchange Act.

(dd)         “Restricted Stock” means any Share issued with such risks of forfeiture and other lawful restrictions as the Committee, in its sole discretion, may impose in the Award Agreement (including any restriction on the right to vote such Share and restrictions on the right to receive dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ee)          “Restricted Stock Award” means an Award of Restricted Stock granted to a Participant under Section 6(d) hereof.

(ff)           “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(gg)         “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(hh)         “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other lawful restrictions, if any, as the Committee may impose.

(ii)            “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(jj)            “Shares” means the shares of the Company’s common stock, $0.00001 par value per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 8(b) hereof.

(kk)          “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(ll)            “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company (i) acquired by the Company or any of its Affiliates, (ii) which becomes an Affiliate of the Company after the date hereof, or (iii) with which the Company or any of its Affiliates combines.

(mm)        “Subsidiary” means any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

(a)            “Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

3.              Administration.

(a)            Authority of the Committee. Subject to any applicable requirements of the Certificate of Incorporation, Bylaws, any Stockholder-Related Agreement and any other agreement that governs the appointment of committees of the Board, the Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in the Plan, the Board may exercise any power or authority granted to the Committee under the Plan and in that case, references herein shall be deemed to include references to the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive and binding on all Persons, including the Company, any of its Affiliates or any Participant or Beneficiary, or any transferee under Section 9(b) hereof or any other Person claiming rights from or through any of the foregoing Persons.

(b)            Manner of Exercise of Committee Authority. In the event that the Company becomes a Publicly Held Corporation, the Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, and (ii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Affiliates, Eligible Persons, Participants, Beneficiaries, transferees under Section 9(b) hereof or other Persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Subject to applicable law, the Committee may delegate to a subcommittee of the Committee, or officers or managers of the Company or any of its Affiliates, or a committee of the Board or the governing body of any Affiliate, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, if applicable. The Committee may appoint agents to assist it in administering the Plan.

(c)            Limitation of Liability. The Committee and the Board, and each member thereof, shall, in the performance of their, his or her duties under the Plan, including in the administration of the Plan, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or by any other Person as to matters the Committee or the Board or such member thereof, as applicable, reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonably care by or on behalf of the Company. To the fullest extent permitted by applicable law, members of the Committee and members of the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.              Shares Subject to Plan.

(a)            Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 8(b) hereof, the total number of Shares reserved and available for delivery under the Plan (including Options or Stock Appreciation Rights and Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards) shall be 42,186,380 Shares. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If and to the extent any portion of any option outstanding under the Company’s 2017 Stock Option Plan as of the date of Board approval of the Plan expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the shares associated with that portion of such option will be automatically added to the limit set forth in the first sentence of this Section 4(a), and all of such shares may be issued in respect of Incentive Stock Options.

(b)            Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)            Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i)              If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan.

(ii)            In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii)            Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that an entity acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s stockholders under any applicable rules of any applicable Listing Market. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv)            Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 8(b) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 42,186,380 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

5.              Eligibility. Awards may be granted under the Plan only to Eligible Persons.

6.              Specific Terms of Awards.

(a)            General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan or applicable law, as the Committee shall determine, including terms requiring or permitting forfeiture of Awards and/or repurchase of Shares issued under the Plan in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware or other applicable law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b)            Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)            Exercise Price. Other than in connection with Substitute Awards, the initial exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such initial exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(ii)            Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or an Affiliate, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants, subject to the requirements of applicable law. The terms of any Option granted under the Plan shall be set forth in a written Award Agreement evidencing such Award to which the relevant Participant is party, which Award Agreement shall contain provisions that are determined by the Committee and not inconsistent with the Plan.

(iii)            Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.

(iv)            Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, except as set forth in Section 8 or 9 hereof, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)            the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B)            the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C)            if Shares acquired upon exercise of an Incentive Stock Option are disposed of within two (2) years following the date the Incentive Stock Option is granted or one year following the issuance of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(c)            Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)            Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.

(ii)            Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. The terms of any Stock Appreciation Right granted under the Plan shall be set forth in a written Award Agreement evidencing such Award to which the relevant Participant is party, which Award Agreement shall contain provisions that are determined by the Committee and not inconsistent with the Plan.

(iii)            Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d)            Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions

(i)             Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other lawful restrictions, if any, as the Committee may impose, or as otherwise provided in the Plan during the Restriction Period. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or, subject to applicable law, thereafter. Except to the extent restricted as permitted by applicable law under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any lawful requirement imposed by the Committee such as mandatory reinvestment). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 9(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, pledged, hypothecated, margined or otherwise encumbered or Transferred by the Participant or Beneficiary. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement evidencing such Restricted Stock Award to which the relevant Participant is party, which Award Agreement shall contain provisions that are determined by the Committee and not inconsistent with the Plan.

(ii)            Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall, to the fullest extent permitted by applicable law, be forfeited and reacquired by the Company; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)            Certificates for Stock. Subject to applicable law, Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)            Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan or, except as otherwise provided herein, may require that payment be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in each case in a manner that does not violate the requirements of Section 409A of the Code or other applicable law. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions on transfer and a risk of forfeiture and any other lawful restrictions to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e)            Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i)            Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such lawful restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or, subject to applicable law, thereafter. Prior to satisfaction of a Restricted Stock Unit Award satisfied by the delivery of Shares, such Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, pledged, hypothecated, margined or otherwise encumbered or Transferred by the Participant or any Beneficiary. The terms of any Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement evidencing such Restricted Stock Unit Award to which the relevant Participant is party, which Award Agreement shall contain provisions that are determined by the Committee and not inconsistent with the Plan.

(ii)            Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall, to the fullest extent permitted by applicable law, be forfeited; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii)            Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof may be automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code) or applicable law.

(f)            Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other lawful terms as shall be determined by the Committee.

(g)            Dividend Equivalents. Subject to the requirements of applicable law, the Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments made by the Company to all holders of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Subject to the requirements of applicable law, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at some later date, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such lawful restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions on transfer and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

(h)            Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on lawful terms and conditions established by the Committee. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 8 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon any criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(i)            Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Subject to any limitations imposed by any applicable law, other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Except as otherwise provided herein and subject to the requirements of applicable law, the Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or an Affiliate provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards or other property, as the Committee shall determine. The terms of any other Award denominated or payable in, or otherwise based on, or related to, Shares, shall be set forth in a written Award Agreement evidencing such Award to which the relevant Participant is a party, which Award Agreement shall contain provisions that are determined by the Committee and not inconsistent with the Plan.

7.            Certain Provisions Applicable to Awards.

(a)            Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any of its Affiliates, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any of its Affiliates. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Affiliates, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or to comply with Section 409A of the Code or other applicable law.

(b)            Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c)            Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of any applicable Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, shall in the case of an Option or Stock Appreciation Right not exceed the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) hereof, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on a deferred basis, all shall be done in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)            Exemptions from Section 16(b) Liability. If the Company becomes a Publicly Held Corporation, it is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall, to the fullest extent permitted by applicable law, be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)            Code Section 409A.

(i)            The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Award”), and the provisions of the Plan applicable to that Award and the applicable Award Agreement, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii)            If any Award constitutes a Section 409A Award, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)            Payments under the Section 409A Award may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control” of the Company, or “in the ownership of a substantial portion of the assets of the” Company”, or (z) the occurrence of an “unforeseeable emergency”;

(B)            The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C)            Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)            In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six (6) months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii)            It is the Company’s intent that any Options and Stock Appreciation Rights granted hereunder not constitute a Section 409A Award that fails to meet the requirements of Section 409A(a)(2), (3) or (4) of the Code and the provisions of the Plan applicable to that Award and the applicable Award Agreement shall be construed in a manner consistent with that intent, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to be exempt from, or to comply with, the requirements of Section 409A of the Code.

(iv)            Notwithstanding the foregoing, or any provision of the Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to the Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of the Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

8.            Corporate Transactions.

(a)            Vesting. If and only to the extent specifically provided in any employment or other agreement between the Participant and the Company or any of its Affiliates, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that any types of Award or any Participants be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 8(b):

(i)            Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.

(ii)            Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

(iii)            With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the Performance Period completed as of the Change in Control) or based on such other factors as the Committee may determine.

(b)            Adjustments.

(i)            Adjustments to Awards. In the event of a subdivision of outstanding Shares, a combination or consolidation of outstanding Shares into a lesser number of Shares, a recapitalization, a stock split, a spin-off or a similar occurrence that results in an increase or decrease in the number of outstanding Shares effected without receipt of consideration by the Company, then the Committee shall, in such manner as it deems appropriate and equitable, and subject to and in compliance with applicable law, substitute, exchange or adjust any or all of (A) the number and kind of securities which may be delivered in connection with Awards granted thereafter, (B) the number and kind of securities subject to or deliverable in respect of outstanding Awards, (C) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (D) any other aspect of any Award. In the event of a declaration of an extraordinary dividend, a divided payable in Shares, a repurchase, a share exchange, a liquidation, a dissolution or other similar corporate transaction or event that affects the Shares and/or such other securities of the Company, the Committee may in its sole discretion make appropriate adjustments to one or more of the items listed in clause (A), (B), (C) and/or (D) of the preceding sentence.

(ii)            Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such and without any requirement that any Award be treated the same as any other Award, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, (D) cancellation of outstanding Awards that do not become vested or that are not exercised before or in connection with the transaction; or (E) cancellation of outstanding Awards and settlement of the value of outstanding vested Awards in cash or cash equivalents or other property (which value, in the case of Options or Stock Appreciation Rights, may be measured by the amount, if any, by which the per Share consideration in the applicable transaction exceeds the exercise or grant price of the Option or Stock Appreciation Right and which value may be zero). Notwithstanding anything herein or in an Award Agreement to the contrary, to the extent provided in the definitive agreement for any such transaction: (W) Awards shall be subject to any deferred or contingent payments (such as purchase price adjustments, earn-outs, milestones, escrows or installment payments) set forth in the definitive agreement for the transaction on the terms set forth therein subject to Section 7(e) to the extent applicable; (X) each Participant shall have been deemed to accept the appointment and decisions of any “stockholder representative” or similar Person who under the definitive agreement acts as a representative of and for the Company’s stockholders or equityholders for purposes of the definitive agreement and each Participant shall be required to execute any document required by the definitive agreement to reflect such acceptance; (Y) each Participant shall be subject to any indemnification obligations as may be set forth in the definitive agreement; and (Z) each Participant shall execute such agreements as may be required by the definitive agreement, including letters of transmittal and cash-out agreements. For the purposes of the Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award shall be considered assumed or substituted for if, immediately following the effectiveness of the applicable transaction, the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the effectiveness of the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held immediately prior to the effectiveness of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in Fair Market Value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. If determined to be appropriate by the Committee, the Committee may give written notice of any proposed transaction referred to in this Section 8(b)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

(iii)            Dissolution or Liquidation. To the extent not previously exercised or settled, each Award shall terminate immediately prior to the dissolution or liquidation of the Company.

(iv)           Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including acquisitions and dispositions of businesses and assets) affecting the Company, any of its Affiliates or any business unit, or the financial statements of the Company or any of its Affiliates, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any of its Affiliates or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

9.            General Provisions

(a)            Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any applicable Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)            Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan that is not a Share, and without the prior written consent of the Company, no Share, shall be sold, pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or otherwise Transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be Transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such Transfers are permitted by any applicable Stockholder Related Agreement (as defined below) and the Committee pursuant to the express terms of an Award Agreement (subject to any lawful terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a Permitted Assignee (as defined below) that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. For this purpose, a “Permitted Assignee” shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the natural Persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the Persons referred to in clauses (i) or (ii) are the only partners, members or stockholders, or (iv) a foundation in which any Person designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional lawful terms and conditions deemed necessary or appropriate by the Committee.

(c)            Taxes. The Company and any of its Affiliates are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any of its Affiliates and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The amount of withholding tax paid with respect to any Award by the withholding of Shares otherwise deliverable pursuant to any Award or by delivering Shares already owned shall not exceed the maximum statutory tax rates in the jurisdictions applicable to the Participant or Beneficiary with respect to the taxable amount. For this purpose, the maximum statutory rates shall be based on the applicable rates of the relevant tax authorities (for example, federal, state, local or foreign), including the Participant’s or Beneficiary’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the Participant or the Beneficiary.

(d)            Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award. Notwithstanding anything herein to the contrary, the Committee shall be authorized to amend any outstanding Option and/or Stock Appreciation Right to reduce the exercise price or grant price without the prior approval of the stockholders of the Company. In addition, the Committee shall be authorized to cancel outstanding Options and/or Stock Appreciation Rights replaced with Awards having a lower exercise price without the prior approval of the stockholders of the Company. Notwithstanding anything herein or in an Award Agreement to the contrary, if any proposed amendment to the Plan or to one or more Award Agreements would affect the affected Participants in substantially the same manner (disregarding differences in the number of Shares subject to and the price of affected Awards), consent from each affected Participant shall not be required if consent is obtained from those Participants whose Awards represent, in the aggregate, a majority of the Shares subject to Awards that would be affected by such amendment.

(e)            Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award Agreement or with respect to any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or an Affiliate, (ii) interfering in any way with the right of the Company or an Affiliate to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company or any of its Affiliates including any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any of its Affiliates’ business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock ledger of the Company or any of its Affiliates in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock ledger of the Company in accordance with the terms of an Award and applicable law. Neither the Company, nor any of its Affiliates, nor any of their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in the Plan or the Award Agreement.

(f)            Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Affiliate that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Affiliate under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(g)            Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(h)            Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)            Governing Law. Except as otherwise provided in any Award Agreement or required by the laws of the State of Delaware, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

(j)            Non-U.S. Laws. Notwithstanding anything herein (including Section 9(e)) or in any Award Agreement to the contrary, the Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Affiliates may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan

(k)            Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event the stockholder approval is not obtained. The Plan shall terminate at the earliest of (i) such time as no Shares remain available for issuance under the Plan, (i) termination of the Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

(l)            Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(m)            Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(n)            Award Agreements. Subject to the requirements of applicable law, each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan and applicable law.

(o)            Stockholders’ Agreement, etc. The issuance of Shares upon the grant, exercise or settlement of an Award under the Plan shall be conditioned upon the Participant executing, upon the request of the Company, any stockholders’ agreement, any agreement restricting the transfer of shares, any voting agreement, any lock-up agreement or any other agreement by and among some or all of the Company’s stockholders as may be required by the Company at the time of exercise or any later date (each, a “Stockholder-Related Agreement”).

(p)            Clawback of Benefits.

(i)            The Company may, to the fullest extent permitted by applicable law, (A) cause the cancellation of any Award, (B) require reimbursement with respect to proceeds attributable to any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with (1) any applicable law, rule, regulation, (2) any requirement of any applicable Listing Market and (3) any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company or any of its Affiliates and that are established in good faith to comply with or implement any such applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), rule, regulation or requirement of a Listing Market (each of (1), (2) and (3), a “Clawback Requirement”). By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Requirements, or any amendments that may from time to time be made to any Clawback Requirements in the future by the Company in its discretion (including without limitation any Clawback Requirements adopted or amended to comply with applicable laws, rules or regulations or requirements of any Listing Market) and is further agreeing that all of the Participant’s Award Agreements may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with or give effect to any Clawback Requirement.

(ii)            An Award Agreement may provide, to the fullest extent permitted by applicable law for the forfeiture of any Award, or portion thereof, or Shares acquired in respect thereof and the claw back of amounts received with respect thereto if a Participant, while employed by or providing services to the Company or any of its Affiliates or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement, non-disclosure, invention assignment or similar covenant or agreement with the Company or any of its Affiliates, as determined by the Committee in its sole discretion.

(q)            Interpretation. The article, section and paragraph headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. The terms “include,” “including” and “includes” mean “include, without limitation”, “including, without limitation” and “includes, without limitation”, respectively.

* * * *

APPENDIX A

TO

IMMERSED INC.

2025 EQUITY INCENTIVE PLAN

(for California residents only, to the extent required by 25102(o))

This Appendix A to the Immersed Inc. 2025 Equity Incentive Plan shall apply only to Awards that are granted under the Plan to residents of California and are intended to qualify for exemption under Section 25102(o) of the California Corporations Code, if and as expressly designated as a “California Section 25102(o) Award” in the Award Agreement.

Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Appendix A. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable laws, the following terms shall apply to all Awards granted to residents of the State of California, until such time as the Board amends this Appendix A or the Committee otherwise provides.

(a)            The term of each Option and Stock Appreciation Right shall be stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

(b)            Unless determined otherwise by the Committee, Awards may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Committee makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended.

(c)            If a Participant ceases Continuous Service, such Participant may exercise his or her Option and/or Stock Appreciation Right within such period of time as specified in the Award Agreement, which shall not be less than thirty (30) days following the date of the Participant’s termination, to the extent that such Award is vested on the date of termination (but in no event later than the expiration of the term of the Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for three (3) months following the Participant’s termination.

(d)            If a Participant ceases Continuous Service as a result of the Participant’s Disability, the Participant may exercise his or her Option and/or Stock Appreciation Right within such period of time as specified in the Award Agreement, which shall not be less than six (6) months following the date of the Participant’s termination, to the extent the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve (12) months following the Participant’s termination.

(e)            If a Participant ceases Continuous Service as a result of the Participant’s death, the Option and/or Stock Appreciation Right may be exercised within such period of time as specified in the Award Agreement, which shall not be less than six (6) months following the date of the Participant’s death, to the extent the Award is vested on the date of death (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement) by the Participant’s designated beneficiary, personal representative, or by the person(s) to whom the Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination.

(f)            No Award shall be granted to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the Company’s stockholders.

(g)            In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award; provided, however, that the Committee will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code only to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

(h)            This Appendix A shall be deemed to be part of the Plan and the Board shall have the authority to amend this Appendix A in accordance with Section 9(d) of the Plan.

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